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                                                                    EXHIBIT 5.1


                                 August 19, 1996


Metal Management, Inc.
101 West Grand Avenue, Suite 305
Chicago, IL 60610

                    RE:     REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

         We have examined (i) the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Metal Management, Inc., a Delaware corporation (the "Company" or "you"), with the Securities and Exchange Commission on or about August 19, 1996 in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of an aggregate of: (A) 1,300,000 shares of Common Stock reserved for issuance upon exercise of options granted or to be granted under the Company's 1995 Stock Plan (the "Stock Plan"), and (B) 100,000 shares of Common Stock reserved for issuance under the Company's 1996 Director Option Plan (the "Director Plan") (all such shares of Common Stock being hereinafter referred to as the "Shares"), and (ii) the Prospectuses to be dated on or about August 19, 1996, that relate to the Stock Plan and Director Plan and to such Registration Statement pursuant to Rule 428(a)(1) promulgated under the Act (the "Prospectuses"). As your legal counsel, we have reviewed the actions proposed to be taken by you in connection with the proposed sale and issuance of the Shares by the Company under the Stock Plan and Director Plan.

         It is our opinion that, upon completion of the actions being taken, or contemplated by us as your counsel to be taken, by you prior to the issuance of the Shares pursuant to the Registration Statement, the Prospectuses, the Stock Plan, Director Plan, the Shares will be legally and validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, the Prospectuses and any subsequent amendment thereto.

                                            Very truly yours,

                                            WILSON SONSINI GOODRICH & ROSATI
                                            Professional Corporation


                                            /s/ WILSON SONSINI GOODRICH & ROSATI